EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 24, 2011 relating to the consolidated financial statements and financial statement schedule of Curtiss-Wright Corporation and subsidiaries, and the effectiveness of Curtiss-Wright Corporation’s and its subsidiaries internal control over financial reporting appearing in the Annual Report on Form 10-K of Curtiss-Wright Corporation for the year ended December 31, 2010.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP Parsippany, New Jersey November 4, 2011